Exhibit 99.1

IRADIMED CORPORATION Announces Second Quarter of 2024 Financial Results and the Declaration of its Regular Quarterly Cash Dividend of $0.15 Per Share

●	Reports record revenue of $17.9 million for the second quarter of 2024, an increase of 11.2 percent over the comparable period 2023.

●	Reports GAAP diluted EPS of $0.38 and non-GAAP diluted EPS of $0.42 for the second quarter of 2024.

●	Reports second quarter of 2024 operating income of $5.6 million, an increase of 13.4 percent compared to the comparable period of 2023.

●	Declares a regular quarterly cash dividend of $0.15 per common share for the third quarter of 2024, payable on August 30, 2024.

Winter Springs, Florida, August 1, 2024 – IRADIMED CORPORATION (the “Company”) (NASDAQ: IRMD) announced today its financial results for the three and six months ended June 30, 2024. The Company is a leader in the development of innovative magnetic resonance imaging (“MRI”) medical devices and the only known provider of a non-magnetic intravenous (“IV”) infusion pump system, and non-magnetic patient vital signs monitoring systems that are designed for use during MRI procedures.

"I am proud to share that we have achieved our highest-ever revenue for the twelfth consecutive quarter. This impressive performance was driven by the remarkable growth of our IV infusion pump product line, with the strong bookings and backlog in the first quarter continuing into the second quarter. Additionally, the continued strength in our gross margin contributed to a 13.4 percent year-over-year increase in our operating income. These results reflect the commitment and dedication of our team, and I am confident that our momentum will continue to drive further success in the second half of 2024," said Roger Susi, President and Chief Executive Officer of the Company.

“Looking ahead to the year's second half, we are confident in maintaining our strong financial performance. For the third quarter of 2024, we anticipate revenue of $18.0 million to $18.2 million, GAAP diluted earnings per share of $0.34 to $0.37, and non-GAAP diluted earnings per share of $0.38 to $0.41. We reiterate our guidance for the year, expecting to report revenue of $72.0 million to $74.0 million, GAAP diluted earnings per share of $1.37 to $1.47, and non-GAAP diluted earnings per share of $1.52 to $1.62,” added Mr. Susi.

The Company’s Board of Directors declared a regular quarterly cash dividend of $0.15 per share of our outstanding common stock, payable on August 30, 2024, to stockholders of record as of the close of business on August 20, 2024. We expect to continue a regular quarterly cash dividend subject to business conditions and approval by our Board of Directors in its sole discretion.

Three Months Ended June 30, 2024

For the three months ended June 30, 2024, the Company reported revenue of $17.9 million, an increase of $1.8 million, or 11.2 percent, compared to $16.1 million for the comparable period of 2023. Net income increased $0.7 million, or 17.3 percent to $4.9 million, or $0.38 per diluted share for the three months ended June 30, 2024, compared to $4.2 million, or $0.33 per diluted share for the comparable period of 2023.

Non-GAAP net income increased $0.80 million, or 16.4 percent to $5.4 million, or $0.42 per diluted share, for the three months ended June 30, 2024, and excludes $0.5 million of stock compensation expense, net of tax expense. Non-GAAP net income for the comparable period of 2023, was $4.6 million, or $0.36 per diluted share, and excludes $0.4 million of stock compensation expense, net of tax.

Six Months Ended June 30, 2024

For the six months ended June 30, 2024, the Company reported revenue of $35.5 million compared to $31.6 million for the comparable period of 2023. Net income was $9.0 million, or $0.71 per diluted share, compared to $7.6 million, or $0.60 per diluted share for the comparable period of 2023.

Non-GAAP net income was $10.0 million, or $0.79 per diluted share, for the six months ended June 30, 2024, and excludes $1.0 million of stock compensation expense, net of tax expense. Non-GAAP net income was $8.4 million, or $0.66 per diluted share, for the comparable period of 2023, and excludes $0.9 million of stock compensation expense, net of tax.

Revenue Information:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023

	(unaudited)		(unaudited)
Devices:
MRI Compatible IV Infusion Pump Systems	$6,881,199	$4,522,568	$12,073,879	$10,061,383
MRI Compatible Patient Vital Signs Monitoring Systems	5,450,224	6,128,718	11,911,882	10,825,536
Ferro Magnetic Detection Systems	366,402	183,190	616,102	480,779
Total Devices revenue	12,697,825	10,834,476	24,601,863	21,367,698
Disposables, services and other	4,662,863	4,815,870	9,869,813	9,250,612
Amortization of extended warranty agreements	568,188	480,050	1,055,319	987,170
Total revenue	$17,928,876	$16,130,396	$35,526,995	$31,605,480

For the three months ended June 30, 2024, domestic sales were 86.6 percent of total revenue, compared to 80.1 percent for the comparable period of 2023. The gross profit margin was 78.1 percent for the three months ended June 30, 2024, compared to 75.5 percent for the comparable period of 2023.

For the six months ended June 30, 2024, domestic sales were 81.4 percent of total revenue, compared to 78.8 percent for the six months ended June 30, 2023. The gross profit margin was 77.1 percent for six months ended June 30, 2024, compared to 75.6 percent for the same period in 2023.

Cash Flow from Operations

For the three months ended June 30, 2024, cash flow from operations was $6.6 million, compared to $3.5 million for the comparable period of 2023.

As construction continues on the Company’s new facility in Orlando, Florida, the Company anticipates spending approximately $12 million in cash for its development over the next nine to twelve months.

Financial Guidance

For the third quarter of 2024, the Company expects to report revenue of $18.0 million to $18.2 million, GAAP diluted earnings per share of $0.34 to $0.37, and non-GAAP diluted earnings per share of $0.38 to $0.41. For the full year of 2024, the Company expects to report revenue of $72.0 million to $74.0 million, GAAP diluted earnings per share of $1.37 to $1.47, and non-GAAP diluted earnings per share of $1.52 to $1.62.

The Company’s non-GAAP diluted earnings per share guidance excludes stock-based compensation expense, net of tax expense, which the Company expects stock-based compensation, net of tax expense, to be approximately $1.9 million and $0.5 million for the full year and third quarter 2024, respectively.

Use of non-GAAP Financial Measures

The Company believes using non-GAAP net income, earnings per share, and free cash flow is helpful to our investors. These measures, which we refer to as our non-GAAP financial measures, are not prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. Because non-GAAP financial measures presented in this release are not measurements determined in accordance with GAAP and are susceptible to varying calculations, these non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures presented by other companies.

We calculate non-GAAP net income as net income excluding:

(1) Stock-based compensation expense, net of tax. Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash expenses, we believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for meaningful comparisons between our operating results from period to period;

(2) Operating expenses, net of tax, that we believe are not indicative of the Company’s ongoing core operating performance and;

(3) Infrequent income tax items are considered based on their nature and are excluded from the provision for income taxes as these costs or benefits are not indicative of our normal or future provision for income taxes.

We calculate free cash flow as net cash provided by operating activities, less net cash used in investing activities for the development of internal software and purchases of property and equipment.

We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business, making strategic acquisitions, strengthening our balance sheet and returning cash to our stockholders through various means.

Our non-GAAP financial measures are important tools for financial and operational decision-making and for evaluating our ongoing core operating results.

A reconciliation of the non-GAAP financial measures used in this release to the most comparable GAAP measures for the respective periods can be found in the table later in this release immediately following the condensed statements of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for a measure of the Company’s operating performance or liquidity prepared in accordance with GAAP and are not indicative of net income or cash provided by operating activities.

Conference Call

The Company has scheduled a conference call to discuss this release beginning at 12:00 p.m. Eastern Time today, August 1, 2024. Individuals interested in listening to the conference call may do so by registering here, https://register.vevent.com/register/BIa6da8f185c0d4199a6c370fbe9fba158. Once registered a dial-in number, a unique PIN, and instructions will be provided to participants.

The conference call will also be available in real-time via the Internet at http://www.iradimed.com/en-us/investors/events/. A recording of the call will be available on the Company’s website following the call's completion.

About IRADIMED CORPORATION

IRADIMED CORPORATION is a leader in developing innovative Magnetic Resonance Imaging (“MRI”) compatible medical devices. We design, manufacture, market, and distribute MRI-compatible medical devices and accessories, disposables, and related services.

We are the only known provider of a non-magnetic intravenous (“IV”) infusion pump system specifically designed to be safe for use during MRI procedures. We were the first to develop an infusion delivery system that largely eliminates many of the dangers and problems present during MRI procedures. Standard infusion pumps contain magnetic and electronic components that can create radio frequency interference and are dangerous to operate in the presence of the powerful magnet that drives an MRI system. Our patented MRidium® MRI compatible IV infusion pump system has a non-magnetic ultrasonic motor, uniquely designed non-ferrous parts, and other special features to safely and predictably deliver anesthesia and other IV fluids during various MRI procedures. Our pump solution provides a seamless approach that enables accurate, safe, and dependable fluid delivery before, during, and after an MRI scan, which is important to critically ill patients who cannot be removed from their vital medications and children and infants who must generally be sedated to remain immobile during an MRI scan.

Our 3880 MRI-compatible patient vital signs monitoring system has been designed with non-magnetic components and other special features to safely and accurately monitor a patient’s vital signs during various MRI procedures. The Iradimed 3880 system operates dependably in magnetic fields up to 30,000 gauss, which means it can operate virtually anywhere in the MRI scanner room. The Iradimed 3880 has a compact, lightweight design, allowing it to travel with the patient from their critical care unit to the MRI and back, resulting in increased patient safety through uninterrupted vital signs monitoring and decreasing the amount of time critically ill patients are away from critical care units. The features of the Iradimed 3880 include wireless ECG with dynamic gradient filtering; wireless SpO2 using Masimo® algorithms; non-magnetic respiratory CO2; invasive and non-invasive blood pressure; patient temperature; and optional advanced multi-gas anesthetic agent unit featuring continuous Minimum Alveolar Concentration measurements. The Iradimed 3880 MRI-compatible patient vital signs monitoring system has an easy-to-use design and allows for the effective communication of patient vital signs information to clinicians.

For more information, please visit www.iradimed.com.

Forward-Looking Statements

This release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities that the Company assumes, plans, expects, believes, intends, projects, indicates, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements, including statements relating financial guidance, future quarterly cash dividends, construction costs for the Company’s new facility in Orlando, Florida, and the Company’s strategic plans, objectives, and intentions. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. The forward-looking statements involve risks and uncertainties, including, among others, that our business plans may change as circumstances warrant.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date that they are made, which reflect management’s current estimates, projections, expectations, or beliefs, and which involve risks and uncertainties that could cause actual results and outcomes to be materially different. Risks and uncertainties that may affect the future results of the company include, but are not limited to; potential disruptions in our limited supply chain for our products; the Company’s ability to receive U.S. Food and Drug Administration (“FDA”) 510(k) clearance for new products and product candidates; unexpected costs, delays or diversion of management’s attention associated with the design, manufacturing or sale of new products; the Company’s ability to implement successful sales techniques for existing and future products and evaluate the effectiveness of its sales techniques; additional actions, warnings or requests from the FDA or other regulatory bodies; our significant reliance on a limited number of products; a reduction in international distribution; actions of the FDA or other regulatory bodies that could delay, limit or suspend product development, manufacturing or sales; the effect of recalls, patient adverse events or deaths on our business; difficulties or delays in the development, production, manufacturing and marketing of new or existing products and services; and changes in laws and regulations or in the interpretation or application of laws or regulations. Additional factors which could affect the forward-looking statements can be found in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at http://www.sec.gov. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update forward-looking statements.

IRADIMED CORPORATION

CONDENSED BALANCE SHEETS

	June 30,	December 31,
	2024	2023
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$48,535,140	$49,762,198
Other current assets	25,043,094	26,238,914
Total current assets	73,578,234	76,001,112
Property and equipment, net	10,472,670	9,288,625
Other assets	5,898,443	6,866,361
Total assets	$89,949,347	$92,156,098

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts Payable	$1,121,180	$1,857,091
Deferred revenue	2,537,402	2,570,407
Dividend payable	—	7,975,997
Other current liabilities	3,799,711	3,923,811
Total current liabilities	7,458,293	16,327,306
Deferred revenue, non-current	2,815,334	2,793,548
Operating lease liability, non-current	4,231	1,615,080
Total liabilities	10,277,858	20,735,934
Stockholders’ equity:
Total stockholders’ equity	79,671,489	71,420,164
Total liabilities and stockholders’ equity	$89,949,347	$92,156,098

IRADIMED CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenue	$17,928,876	$16,130,396	$35,526,995	$31,605,480
Cost of revenue	3,919,283	3,943,904	8,129,679	7,697,535
Gross profit	14,009,593	12,186,492	27,397,316	23,907,945
Operating expenses:
General and administrative	4,104,961	3,313,080	8,096,172	7,233,591
Sales and marketing	3,476,460	2,948,425	7,303,625	5,948,403
Research and development	801,129	961,952	1,622,129	1,755,666
Total operating expenses	8,382,550	7,223,457	17,021,926	14,937,660
Income from operations	5,627,043	4,963,035	10,375,390	8,970,285
Other income, net	642,217	335,387	1,137,371	677,796
Income before provision for income taxes	6,269,260	5,298,422	11,512,761	9,648,081
Provision for income tax expense	1,368,036	1,118,582	2,475,004	2,062,171
Net income	$4,901,224	$4,179,840	$9,037,757	$7,585,910
Net income per share:
Basic	$0.39	$0.33	$0.71	$0.60
Diluted	$0.38	$0.33	$0.71	$0.60
Weighted average shares outstanding:
Basic	12,664,920	12,596,032	12,663,723	12,594,541
Diluted	12,757,996	12,723,017	12,753,932	12,706,608

IRADIMED CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

Non-GAAP Net Income and Diluted EPS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net income	$4,901,224	$4,179,840	$9,037,757	$7,585,910
Excluding:
Stock-based compensation expense, net of tax expense	481,186	443,426	977,812	859,698
Non-GAAP net income	$5,382,410	$4,623,266	$10,015,569	$8,445,608
Weighted-average shares outstanding – diluted	12,757,996	12,723,017	12,753,932	12,706,608
Non-GAAP net income per share – diluted	$0.42	$0.36	$0.79	$0.66

Non-GAAP Free Cash Flow

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$6,638,527	$3,513,756	$10,521,680	$8,159,848
Less:
Capital Expenditures	1,269,770	378,314	1,748,573	6,935,328	[1]
Free cash flow	$5,368,757	$3,135,442	$8,773,107	$1,224,520

[1] Capital expenditures include the land acquisition of $6.2 million.

Media Contact:

IRADIMED CORPORATION

(407) 677-8022

InvestorRelations@iradimed.com